UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

INC RESEARCH HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following letter was made available to employees of INC Research Holdings, Inc. in connection with the merger of INC Research Holdings, Inc. and Double Eagle Parent, Inc.:

Colleagues,

Last week, we announced a merger that moved the market, was rapidly embraced by clients and was recognized by employees as an opportunity to build an entirely new type of organization to speed important therapies to patients.

It’s a bold statement. By combining INC Research and inVentiv Health, we’re creating a leading global biopharmaceutical solutions organization like no other. Our global scale, therapeutic depth and ability to accelerate our clients’ performance will allow us to partner with biopharmaceutical companies of all sizes.

Guiding our shared future path is WHY we’ve decided to join forces.

As biopharmaceutical companies face increasingly complex challenges to bring products to market, they’re seeking comprehensive outsourced solutions across the clinical and commercial spectrum. Our new company will be purpose-built to address these market realities, where clinical and commercial must work together sharing expertise, data and insights to improve client performance. We will be the partner who not only meets, but also anticipates, our clients’ needs.

To support this new vision, today we’re announcing the go-forward Executive Team who will report to Alistair Macdonald, the CEO of our combined company, at close. This is the first in a series of announcements to educate you about our new organization and to share information about integration planning. Our next communication will detail our Clinical and Commercial leadership teams. It’s important that we take the time to make these decisions thoughtfully and in the best interests of the organization. We’ll be sharing information as it becomes available.

The go-forward Executive Team will design and drive our new organization’s guiding principles. This is a blended team with combined Clinical and Commercial expertise to support enterprise efforts.

•	Mike Bell, President, Commercial Division: Mike will lead the Commercial Division, designing valuable commercialization solutions. For those of you new to the Commercial Division, Business Lines include Selling Solutions, Communications, Medication Adherence (Patient Outcomes) and Consulting.
•	Greg Rush, Chief Financial Officer: Greg will serve as CFO, responsible for our public company finances, investor relations and accounting and tax efforts.
•	Brandon Eldredge, Corporate Strategy and Development: Brandon will be responsible for strategy development and implementation, evaluating options for growth and M&A opportunities.

•	Neil Ferguson, Chief Business Officer: Neil will have responsibility for a best-practice enterprise business development capability, developing knowledge, tools and processes to prospect new opportunities while continuing to delight our portfolio of small, mid-size and large biopharma clients.
•	Chris Gaenzle, Chief Administrative Officer and General Counsel: Chris will be responsible for Legal, Human Resources, Corporate Quality, Corporate Services (procurement and facilities) and Operations Management (Trusted Process® and non-billable clinical support). Chris will also serve as the Executive Liaison to the new Board of Directors.
•	Mike McKelvey, President, Clinical Division: Mike will lead the Clinical Division, ensuring that we continue to deliver on our Full Service, FSP and Hybrid models. He will also bolster our therapeutic alignment and protect and continue the Trusted Process.
•	Kristen Spensieri, Corporate Communications and Marketing: Kristen will be responsible for marketing and internal and external communications, promoting and protecting our brand reputation among key stakeholders and employees.
•	Rachel Stahler, Chief Information Officer: Rachel will guide our enterprise technology efforts, collaborating with the business to harvest actionable data insights and designing a go-forward infrastructure to support employee, client and marketplace demands.

Also reporting to Alistair:

•	Jean Chitwood, Advisor to the CEO: Jean will focus on executing a seamless transition and harnessing the collective culture we’ll develop together.

To learn more about this go-forward team, click here to visit a Leadership Snapshot. Mike Bell will also serve as the Executive Chairman of our Board of Directors.

Through the integration process, we’ll develop some key guiding principles that are important to how we combine our companies. A first principle is to define a Corporate function that’s more centralized, with a strong business partner focus, to benefit our clients and our people. We’ll also leverage best practices to identify opportunities and efficiencies that will enhance our performance. Executive Team responsibilities will be further refined as we develop our integration plan.

As we start to write our next chapter, we’d like to reinforce that none of this would have been possible without the drive, dedication and expertise of our inVentiv Health and INC Research employees. In the future, as we work together to solve client problems, there will be more for all of you to learn from one another to become more valuable to our clients and each other. In the meantime, let’s all keep focused on meeting and exceeding our clients’ expectations. We look forward to working with the Executive Team, and all of you, to take our organization to the next level.

Regards,

Alistair Macdonald, CEO*

&

Mike Bell, Executive Chairman of the Board; President, Commercial Division*

*Currently Alistair Macdonald serves as CEO of INC Research and Mike Bell serves as CEO of inVentiv Health. At close, Alistair will be the CEO of the combined company and Mike Bell will be Executive Chairman of the Board and President of the Commercial Division.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. INC Research cautions readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied; (iii) the ability of INC Research and inVentiv to integrate their businesses successfully and to achieve anticipated synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against INC Research, inVentiv or their respective directors, (vi) possible disruptions from the proposed transaction that could harm INC Research’s and/or inVentiv’s business, including current plans and operations, (vii) the ability of INC Research or inVentiv to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect INC Research’s or inVentiv’s financial performance, (x) certain restrictions during the pendency of the merger that may impact INC Research’s or inVentiv’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on INC Research’s or inVentiv’s consolidated financial condition, results of operations, credit rating or liquidity. Unless legally required, INC Research does not assume any obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving INC Research and inVentiv. In connection with the proposed transaction, INC Research will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available and before making any voting decision as it will contain important information about the transaction. Shareholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by INC Research regarding INC Research, inVentiv, and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov) or at INC Research’s website (investor.incresearch.com).

Participants in the Solicitation

INC Research and its respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from INC Research’s shareholders with respect to the special meeting of shareholders that will be held to consider and vote upon the approval of the share issuance and the proposed transaction. Information regarding the officers and directors of INC Research is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2016, and INC Research’s notice of Annual Meeting of Shareholders and Proxy Statement, which were filed with the Securities and Exchange Commission on April 13, 2017. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of INC Research’s shareholders generally, will be contained in the proxy statement (when filed) and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction. This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.